EXHIBIT 10.7

SECURITIES PURCHASE AGREEMENT
(Offering No. 2)

This SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into as of August 8, 2007 between JMAR Technologies, Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”).

R E C I T A L S

WHEREAS, the Company has designated and authorized the issuance of 3,500 shares of the Company’s Series J Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series J Preferred Stock”), with a stated value of $1,000 per share and having the rights, preferences, privileges and restrictions set forth in the “Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series J Convertible Preferred Stock, $.01 Par Value Per Share,” of the Company filed with the Delaware Secretary of State;

WHEREAS, the Company and Laurus have entered into a Securities Purchase Agreement, dated July 5, 2007 (the “Master Agreement”), which provides for the terms of the purchase and sale from time to time of up to an aggregate of 3,500 shares of its Series J Cumulative Convertible Preferred Stock to Laurus for an aggregate purchase price of up to $3,500,000; and

WHEREAS, the parties desire to evidence each purchase and sale  of shares of Series J Preferred Stock consummated pursuant to the terms and subject to the conditions contained in  the Master Agreement with an agreement similar to this Agreement evidencing such purchase and sale.

NOW, THEREFORE, in consideration of the representations and warranties contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

A G R E E M E N T

1.	SERIES J PREFERRED STOCK.

1.1           Purchase Price; Funding.  Promptly following execution and delivery of this Agreement by the Company and Laurus, pursuant to the terms and subject to the conditions contained in the Master Agreement, Laurus will purchase from the Company and the Company will issue to Laurus 300 shares of Series J Preferred Stock for $1,000 per share, for a total purchase price of $300,000 (the “Purchase Price”). The conversion price for these shares is equal to $0.12 per share.

1.2           Amendment to Existing Preferred Stock.  Effective upon completion of the purchase and sale described in Section 1.1, the conversion price of $600,000 of Stated Value of Series I Preferred Stock held by Laurus is hereby automatically and without further action by any party hereto adjusted to $0.16 (which is equal to the five (5) day Volume-Weighted Average Price (“VWAP”) of the common stock of the Company for the five-trading day period immediately prior to such funding).

1.3           Restrictive Legend.  The parties hereby acknowledge that the shares of Series J Preferred Stock and Common Stock issued upon the conversion thereof will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and are to be issued by the Company upon reliance of the exemption from registration provided by Section 4(2) promulgated by the Securities Act and that the certificates evidencing the shares of Series J Preferred Stock and Common Stock issued upon the conversion thereof will bear customary restrictive legends to such effect.

1.4           The Company hereby acknowledges, ratifies and confirms that  all of the terms, conditions, representations and covenants contained in the Master Agreement, as applicable (a) have been fully satisfied (b) are true, correct and complete as of the date hereof and as of the date originally made, (c) are in full force and effect on the date hereof and shall remain in full force and effect after giving effect to the execution and effectiveness of this Agreement.

2.	ESCROW AGENT; CLOSING.

2.1           Escrow Account.  The Company and Laurus have executed an escrow agreement with Loeb & Loeb, LLP with law offices located in New York, NY (the “Escrow Agreement”) appointing it as escrow agent (“Escrow Agent”); and Laurus will immediately deposit or wire the full Purchase Price with the Escrow Agent to be placed in a separate escrow account pursuant to the terms and conditions of the Escrow Agreement.

2.2           Place and Time. Subject to the terms and conditions herein, the closing date of the Funding contemplated hereby (the "Closing") shall take place on the date hereof or at such other time or place as the Company and Laurus may mutually agree (each such date is hereinafter referred to as a "Closing Date").

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

JMAR Technologies, Inc. By: /s/ C. NEIL BEER Name: Dr. C. Neil Beer Title: Chief Executive Officer Address: 10905 Technology Place San Diego, California 92127
Laurus Master Fund, Ltd.

By: /s/ EUGENE GRIN
Name: Eugene Grin, Director
Address:                LAURUS MASTER FUND, LTD.
c/o Ironshore Corporate Services Ltd.
P.O. Box 1234 G.T., Queensgate House, South Church Street
Grand Cayman, Cayman Islands

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